Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Alyson H. Clanton, Douglass L. Noe, and Ryan Wigdor as the undersigned's true and lawful attorneys-in-fact to:

1.	obtain credentials (including codes or passwords) enabling the undersigned to make filings with the United States Securities and Exchange Commission (the "SEC"), including (a) preparing, executing in the undersigned's name and on the undersigned's behalf, and submitting to the SEC a Form ID (and any amendments thereto) or any other documents necessary or appropriate to obtain such credentials and legally binding the undersigned for purposes of the Form ID or such other documents; and (b) enrolling the undersigned in EDGAR Next or any successor filing system;

2.	act as an account administrator for the undersigned's EDGAR account, including (a) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (b) maintaining the security of the filer's EDGAR account, including modification of access codes; (c) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (d) taking any other actions contemplated by Rule 10 of Regulation S-T;

3.	cause Katapult Holdings, Inc. (the "Company") to accept a delegation of authority from the undersigned's EDGAR account administrators and authorize the Company's EDGAR account administrators pursuant to that delegated entity designation to appoint, remove or replace users for the undersigned's EDGAR account;

4.	execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, (a) Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, and (b) Forms 144 under the Securities Act of 1933, as amended, and the rules thereunder (collectively, the "Required Filings");

5.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Required Filings, complete and execute any amendment or amendments thereto, and timely file such forms with the SEC and any stock exchange or similar authority; and

6.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution and resubstitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Forms 144 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, signed on 7/28, 2026.

Signature:	/s/ Cory J. Miller
Print Name:	Cory J. Miller
CIK:	0001840117

Notary Seal to be placed below:

/s/ Tamara Boyd
(Signature of Notary Public)

Tamara Boyd	TAMARA BOYD
Notary Name	NOTARY PUBLIC
Fulton County, State of Georgia
July 28, 2026	My Commission Expires 5/6/2030
Date

Commission Expires:	May 6, 2030